                                                                   EXHIBIT 23.10

                           CONSENT OF PARK T. ADIKES

     In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named as a person about to become a director of North Fork Bancorporation, Inc. ("North Fork") in the Registration Statement on Form S-4 filed by North Fork with the Securities and Exchange Commission on January 11, 2000.

                                          /s/ PARK T. ADIKES
                                          --------------------------------------
                                          Park T. Adikes

January 11, 2000